National City Bank of Indiana One National City Center, Suite 200E Indianapolis, IN 46255 Michael C. Callas Vice President Direct (317) 267-7443 Fax (317) 267-6249 mike.callas@nationalcity.com

December 12, 2006

Michael Cox
Chief Financial Officer
Bioanalytical Systems, Inc.
2701 Kent Avenue
West Lafayette, Indiana 47906

Mr. Cox:

Pursuant to your request, the Bank has considered and hereby offers to waive and amend the following covenants of the Loan Agreement subject to the following terms and conditions:

Waive:
1.	Bank hereby waives Borrower's covenant violation of its Fixed Charge Coverage Ratio as required under Section 5.3.2 of the Current Loan Agreement for the fiscal period ending September 30, 2006.

2.	Bank hereby waives Borrower's covenant violation of its Senior Debt Ratio as required under Section 5.3.1 of the Current Loan Agreement for the fiscal period ending September 30, 2006

Amend:
1.	Bank hereby amends Borrower's covenant of its Fixed Charge Coverage Ratio as follows:
•	Current: Fixed Charge Coverage to be defined as (EBITDA — Unfunded CAPEX — Taxes) / (Interest + CPLTD), tested on a rolling four-quarter basis.
•	Proposed Change: Going forward, the covenant will be calculated based on a build-up of quarterly performance beginning with YTD 12/31/06, calculated on a rolling four-quarter basis beginning with the 9/30/07 testing period. CPLTD is to include Capital Lease Obligations and set at a level of 1.50.

2.	Bank hereby eliminates Borrower's Senior Debt ratio covenant.

3.	Bank hereby adds a Capital Expenditure Covenant defined as follows:
•	Capital Expenditures to be tested quarterly beginning at the 12-31-06 testing period. The covenant level shall not exceed $300,000 per quarter or $1.2MM for the fiscal year ending 9-30-07.

4.	Bank hereby eliminates the remaining $300,000 of reducing term loan in the revolver.

In consideration of these covenant waivers, the Bank requires the following:

1.	A one-time fee of $15,000

2.	Elimination of the pricing grid with pricing set at Borrowers option of LIBOR plus 325 basis points or Prime +50 basis points. The unused fee will also be increased to 37.5 basis points.

This Letter Agreement is offered by Bank this 11th day of December, 2006, and shall be effective and binding, if executed and returned to Bank by December 15th, 2006. Otherwise, this Letter Agreement and the offer of waiver herein shall become null and void and of no effect.

National City Bank of Indiana One National City Center, Suite 200E Indianapolis, IN 46255 Michael C. Callas Vice President Direct (317) 267-7443 Fax (317) 267-6249 mike.callas@nationalcity.com

Sincerely, /s/ Michael Callas Michael Callas Vice President National City Bank of Indiana

Accepted and agreed this 14th day of December, 2006, by the undersigned duly authorized officer of Borrower.

Bioanalytical Systems, Inc. By: /s/ Michael R. Cox Its: Vice President-Finance